Exhibit 10.19
Execution Version
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SIDE LETTER
September 8, 2025
Re:    Figure Connect Documents
Reference is made to the following documents:
(a)    the Statement of Work (SOW): Marketplace Application, dated as of the date hereof (as amended or supplemented by this Side Letter and as may be further amended from time to time in accordance with the terms thereof, the “Marketplace SOW”), by and between Figure Lending Corp. (“FLC”) and Purchaser (as defined below);
(b)    the Marketplace Rules version 2, version date January 27, 2025, included as Exhibit A to the Marketplace SOW (as amended or supplemented by this Side Letter and as may be further amended from time to time in accordance with the terms thereof, the “Marketplace Rules”);
(c)    the Common Marketplace Terms, version 3, version date February 3, 2025, included as Exhibit B to the Marketplace SOW (as amended or supplemented by this Side Letter and as may be further amended from time to time in accordance with the terms thereof, the “Common Marketplace Terms”);
(d)    the Marketplace Glossary, version 2, version date January 27, 2025, included as Exhibit C to the Marketplace SOW (as amended or supplemented by this Side Letter and as may be further amended from time to time in accordance with the terms thereof, the “Marketplace Glossary”);
(e)    the Master Services Agreement, Version 1.2, dated as of the date hereof (the “Master Services Agreement”) between FLC and a Purchaser;
(f)    the Servicing Agreement, dated as of the date hereof (the “Servicing Agreement”) between a Purchaser and Figure Lending LLC (“Figure LLC”), as servicer; and
(g)    each Transaction Terms Agreement substantially in the form of Exhibit C to the Common Marketplace Terms (each, a “Transaction Terms Agreement”), by and between Figure LLC, in its capacities as seller and as servicer, and Purchaser.
WHEREAS, Figure, FLC and each Purchaser are expected to enter into Figure Connect Documents, pursuant to which such Purchaser may place Bids to purchase HELOCs; and
WHEREAS, Figure, FLC and the JV LLC (as defined below) wish to enter into this Side Letter (this “Side Letter”) to contemplate the joining of one or more Purchasers, to supplement the JV LLC Agreement and to supplement the terms of the Figure Connect Documents upon execution by Figure, FLC and each Purchaser.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. The following defined terms shall have the meanings specified below:
(a)    “Adjusted Tangible Net Worth” shall mean, for Parent and as of any date of determination, an amount equal to the Net Worth of Parent and its subsidiaries as of such date, minus the amount of any capital contribution funded directly or indirectly by the proceeds of Debt issued by any parent (or other direct or indirect owner(s)) of Parent, and also excluding treasury stock, if any, and any intangible assets of Parent and its subsidiaries (determined on a consolidated basis in accordance with GAAP) as of such date. For the avoidance of doubt, the carrying value of mortgage servicing rights shall not be treated as an intangible asset.
(b)    “Affiliate” shall have the meaning given to such term in the JV LLC Agreement.
(c)    “Bid” shall have the meaning given to such term in the Marketplace Glossary.
(d)    “Buy Box” shall have the meaning agreed to in writing by Figure Member and Investor Member from time to time.
(e)    “Cash and Cash Equivalents” shall mean for Parent and as of any date of determination, the sum held by such Person on such date, without duplication, of (a) all cash, denominated in U.S. dollars (other than Restricted Cash), plus (b) fully federally insured and unrestricted demand deposits, plus (c) unrestricted securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, as long as classified as cash and cash equivalents in accordance with GAAP.
(f)    “Cash Liquidity” shall mean, for any Person (on a consolidated basis) and as of any date of determination, the amount of Unrestricted Cash held by such Person (on a consolidated basis) on such date less remittances due by any consolidated servicer to buyers of loans, computed at month-end and averaged for each of the last three month-ends.
(g)    “Contractual Obligations” shall mean as of any date of determination, with respect to any Person, any obligation of such Person arising from an existing condition or situation that involves uncertainty as to outcome and that will be resolved by the occurrence or nonoccurrence of some future event, including, without limitation, any Guarantee Obligation, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided; however, that endorsements of instruments for deposit or collection in the ordinary course of business shall not be included. With respect to Guarantee Obligations, the amount of the Contingent Obligation shall be equal to the stated or determinable amount of the primary obligation in respect of the guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

(h)    “Closing Date” shall have the meaning given to such term in the Marketplace Glossary.
(i)    “Committed ABS” means
(1)    a securitization transaction sponsored by a Purchaser (or its affiliate) or Figure in which (i) some or all of proceeds of the sale of the related securities were deposited into a Pre-Funding Account, (ii) the related offering documents contemplate such issuer using amounts on deposit in such account to purchase HELOCs during a Pre-Funding Period, and (iii) with respect to which both Figure and Purchaser have provided written consent prior to the entry into such transaction (such securitization transaction, a “Pre-Funded ABS”); or
(2)    a securitization transaction sponsored by a Purchaser (or its affiliate) or Figure in which (i) the sponsor (or its subsidiary) has committed to sell securities backed by HELOCs, (ii) the sponsor (or its subsidiary) does not, as of the related commitment date, own all such HELOCs, and (iii) with respect to which both Figure and Purchaser have provided written consent prior to the entry into such transaction (such securitization transaction, a “Forward ABS”).
(j)    “Committed ABS Outstanding Amount” means, with respect to each Committed ABS for which the applicable Committed ABS Period has not ended, (i) in respect of a Pre-Funded ABS, the aggregate amount then-on deposit in the related Pre-Funding Account(s) or (ii) in respect of a Forward ABS, the difference, if any, between (a) the aggregate amount of HELOCs contemplated for inclusion in the transaction and (b) the aggregate amount of HELOCs that have been purchased for inclusion in the transaction.
(k)    “Committed ABS Period” means (i) with respect to a Committed ABS that is a Pre-Funded ABS, the period following the closing of a securitization transaction during which the related securitization issuer may purchase HELOCs and (ii) with respect to a Committed ABS that is a Forward ABS, the period beginning on the related commitment date and ending on the related closing date.
(l)    “Concentration Limits” shall mean, with respect to each Closing Date, the following restrictions on the HELOCs offered for sale to any Purchaser pursuant to the Figure Connect Documents on an aggregate basis:
(i)    the aggregate initial principal balance of such HELOCs (and any other HELOCs purchased by any Purchaser during the calendar month in which such Closing Date occurs) shall be less than or equal to 25% of the aggregate initial principal balance of all home equity lines of credit originated by Figure during such calendar month; and
(ii)    the limitations described in the Buy Box.
(m)    “Contingent Obligations” shall mean, as of any date of determination, with respect to any Person, any obligation of such Person arising from an existing condition or situation that involves uncertainty as to outcome and that will be resolved by the occurrence or nonoccurrence of some future event, including, without limitation, any Guarantee Obligation, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided; however, that endorsements of instruments for deposit or collection in the ordinary course of business shall not be included. With respect to Guarantee Obligations, the amount of the Contingent Obligation shall be equal to the stated or determinable amount of the primary obligation in respect of the guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.
(n)    “Debt” shall mean, as of any date of determination, with respect to any Person, the debt of such Person consisting of, without duplication: (a) indebtedness for borrowed money, including principal, interest, fees and other charges; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations to pay the deferred purchase price of property or services; (d) obligations as lessee under leases that shall have been or should be in accordance with GAAP, recorded as capital leases; (e) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for payment of such obligations; (f) obligations in connection with any letter of credit issued for the account of such Person; (g) obligations under direct or indirect guarantees in respect of and obligations, contingent or otherwise, to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; and (h) all Contingent Obligations.
(o)    “Defaulting Member” shall have the meaning given to such term in the JV LLC Agreement.
(p)    “Eligibility Criteria” shall mean the representations, warranties and covenants regarding the HELOCs in Section 3.02 of the Common Marketplace Terms on each Closing Date.
(q)    “Figure” shall mean, individually and/or collectively as the context may require, the Figure Member, and each of its Affiliates that hold a Membership Interest from time to time. For the avoidance of doubt, the term “Figure” includes Figure LLC.
(r)    “Figure Connect Documents” shall mean, with respect to each Purchaser, the Marketplace SOW (including the Marketplace Rules, Common Marketplace Terms and Marketplace Glossary exhibited thereto), the Master Services Agreement, the Servicing Agreement and each Transaction Terms Agreement, in each case entered into with such Purchaser.
(s)    “Figure Connect Party” or “Figure Connect Parties” shall mean Figure, FLC and/or the related Purchaser, as the context requires.
(t)    “Figure Member” shall have the meaning given to such term in the JV LLC Agreement.
(u)    “Figure Securitization” shall mean, except with respect to the securitization transaction in which FIGRE Trust 2025-PF1 is the issuer, a securitization transaction sponsored by Figure in which the JV LLC purchases the economic residual notes issued by the related issuer.
(v)    “First Renewal Period” shall have the meaning ascribed to such term in Section 3(a) hereof.
(w)    “GAAP” shall mean generally accepted accounting principles, consistently applied.
(x)    “Guarantee Obligation” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
(y)    “HELOC Bid Commitment Period” [***].
(z)    “Investor” means, individually and/or collectively as the context may require, the Investor Member, and each of its Affiliates that hold a Membership Interest from time to time.
(aa)    “Investor Member” shall have the meaning given to such term in the JV LLC Agreement.

(bb)    “JV Commitment Period” shall mean the “Commitment Period” under and as defined in the JV LLC Agreement.
(cc)    “JV LLC” shall mean Fig Six Mortgage LLC, a Delaware limited liability company.
(dd)    “JV LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of JV LLC dated as of February 26, 2025, as amended, supplemented or otherwise modified from time to time.
(ee)    “JV LLC Assets” means, as of any date of determination, the assets actually owned by the JV LLC, whether directly or indirectly through its Subsidiaries.
(ff)    “JV LLC Termination Option” shall have the meaning ascribed to such term in Section 3(c)(i) hereof.
(gg)    “Maximum Monthly Production” shall mean the greater of (1) [***] and (2) the Committed ABS Outstanding Amount. Notwithstanding the foregoing, the JV LLC and Figure may at any time modify the Maximum Monthly Production by mutual written consent.
(hh)    “Membership Interest” shall have the meaning given to such term in the JV LLC Agreement.
(ii)    “Minimum Monthly Production” shall mean the greater of (1) (i) with respect to the first three calendar months after the date hereof, $100 million per calendar month and (ii) with respect to each calendar month thereafter, $150 million per calendar month and (2) the aggregate of, with respect to each Committed ABS, the related Committed ABS Outstanding Amount divided by the number of calendar months remaining in the applicable Committed ABS Period. Notwithstanding the foregoing, the JV LLC and Figure may at any time modify the Minimum Monthly Production by mutual written consent.
(jj)    “Net Cash” shall mean Parent’s Unrestricted Cash less remittances due by Figure LLC, in its capacity as servicer to buyers of loans, computed at month-end and averaged for each of the last three month-ends.
(kk)    “Net Income” shall mean, with respect to any period and Parent, the net income of Parent for such period, determined in accordance with GAAP plus any expenses associated with or relating to an initial public offering of Parent or its parent.
(ll)    “Net Worth” shall mean, for any Person and as of any date of determination, the excess of total assets of such Person on such date, over total liabilities of such Person on such date, determined in accordance with GAAP.
(mm)    “Non-Defaulting Member” shall have the meaning given to such term in the JV LLC Agreement.

(nn)    “Parent” shall mean Figure Lending Corp., a Delaware corporation.
(oo)    “Party” or “Parties” shall mean Figure, FLC, the JV LLC and/or each Purchaser, as the context requires.
(pp)    “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
(qq)    “Purchaser” means, individually and/or collectively as the context may require, each Subsidiary of the JV LLC that has joined this Side Letter by executing a Joinder Agreement substantially in the form attached hereto as Exhibit H. For the avoidance of doubt, as of the date of this Side Letter, there is no “Purchaser” under this Side Letter.
(rr)    “Restricted Cash” shall mean cash subject to any lien, encumbrance or contractual restriction upon its use.
(ss)    “Run-Off Commencement Date” shall have the meaning given to such term in the JV LLC Agreement.
(tt)    “Seller Termination Option” shall have the meaning ascribed to such term in Section 3(c)(ii) hereof.
(uu)    “Side Letter Effective Date” shall mean the date on which the first Subsidiary of the JV LLC is joined as a “Purchaser” under this Side Letter.
(vv)    “SSP” shall have the meaning given to such term in the JV LLC Agreement.
(ww)    “Standard Loan Price Calculator” means the loan price calculator agreed to in writing by Figure Member and Investor Member from time to time.
(xx)    “Standard Loan Price Calculator Inputs” means the value for each input in the Standard Loan Price Calculator. The Standard Loan Price Calculator Inputs for each Committed ABS shall be agreed to in writing by Figure Member and Investor Member prior to the related securitization transaction being deemed a Committed ABS under this Side Letter. Notwithstanding anything in this Side Letter to the contrary, if the Investor Member has not agreed in writing to the Standard Loan Price Calculator Inputs for a Committed ABS, no Purchaser shall be obligated to place buying Bids on the Marketplace Application to purchase HELOCs in accordance with the Standard Loan Price Calculator (and the related Standard Loan Price Calculator Inputs).
(yy)    “Standard Management Curves & Deal Cost Assumptions” shall have the meaning agreed to in writing by Figure Member and Investor Member from time to time.
(zz)    “Subsidiary” shall have the meaning given to such term in the JV LLC Agreement.

(aaa)    “Total Debt” shall mean, as to Parent and as of any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Debt of Parent and its subsidiaries, and (ii) the aggregate stated balance sheet amount of all Debt issued by any parent (or other direct or indirect owner(s)) of Parent (or, in each case under clauses (i) and (ii), if higher, the par value of the stated face amount of all such Debt), determined as of such date on a consolidated basis in accordance with GAAP.
(bbb)    “Unrestricted Cash” shall mean, as to Parent and as of any date of determination, (i) Cash and Cash Equivalents (other than prepaid rents and security deposits made under tenant leases) held by Parent on such date that are not subject to any lien (excluding statutory liens in favor of any depositary bank where such cash is maintained), minus (ii) amounts included in the foregoing clause (i) as of such date that are with an entity other than Parent as deposits or security for Contractual Obligations.
Capitalized terms used and not defined in this Side Letter shall have the meanings ascribed to such terms in the Figure Connect Documents applicable to the related Purchaser.
2.    Figure as Seller.
The Parties agree that, notwithstanding anything in this Side Letter to the contrary, no Purchaser shall have any obligation to purchase a HELOC under the Figure Connect Documents applicable to such Purchaser from a Person other than Figure.
In the event a Purchaser purchases a HELOC pursuant to the Figure Connect Documents applicable to such Purchaser from a Person other than Figure, Figure shall be required, within two (2) Business Days, to repurchase such HELOC from such Purchaser at the Repurchase Price.
3.    HELOC Bid Commitment Period; Commitment Mechanics.
(a)    [Intentionally Omitted].
(b)    Commitment Mechanics.
(i)    During the HELOC Bid Commitment Period, Figure shall be obligated to place asking Bids to sell HELOCs to a Purchaser (i) at a price determined in accordance with the Standard Loan Price Calculator (and the related Standard Loan Price Calculator Inputs) and (ii) in which such HELOCs have an aggregate unpaid principal balance of at least the applicable Minimum Monthly Production (subject to clause (v) below).
(ii)    During the HELOC Bid Commitment Period, the JV LLC shall be obligated to cause one or more Purchasers designated by the JV LLC to place buying Bids on the Marketplace Application to purchase HELOCs; provided that, a Purchaser shall in no event be required to purchase HELOCs if (a) the Eligibility Criteria and Concentration Limits are not satisfied in respect of a Closing Date or (b) the aggregate unpaid principal balance of the related HELOCs, together with any other HELOCs purchased by any Purchaser in the calendar month in which the applicable Closing Date occurs, exceeds, on an aggregate basis, the applicable Maximum Monthly Production. For the avoidance of doubt, the JV LLC shall not be obligated or permitted to place any buying Bids on the Marketplace Application for the purpose of the JV LLC purchasing HELOCs.
(iii)    The Bid price submitted by a Purchaser shall be in its sole discretion (if the Committed ABS Outstanding Amount is zero) or in accordance with the Standard Loan Price Calculator (and the related Standard Loan Price Calculator Inputs) (if the Committed ABS Outstanding Amount is greater than zero).
(iv)    [***].
(v)    At the request of Figure, the JV LLC may, in its sole discretion, waive the Minimum Monthly Production for a calendar month, in which event Figure agrees to use commercially reasonable efforts to amend the Eligibility Criteria and Concentration Limits to permit a Purchaser to place buying Bids to purchase HELOCs satisfying the amended Eligibility Criteria and Concentration Limits. The JV LLC and Figure agree that any such waiver by the JV LLC shall be limited to the related calendar month and shall not apply to any other calendar month.
(c)    Commitment Termination.
(i)    JV LLC Termination Option. The JV LLC may terminate the HELOC Bid Commitment Period by providing Figure written notice thereof (the “JV LLC Termination Option”) at any time as may be expressly permitted under Section 4.2(a) of the JV LLC Agreement.
(ii)    Seller Termination Option. Figure may terminate the HELOC Bid Commitment Period by providing the JV LLC written notice thereof (the “Seller Termination Option”) at any time as may be expressly permitted under Section 4.2(a) of the JV LLC Agreement.
(d)    Upon (i) the exercise by the JV LLC of the JV LLC Termination Option or Figure of the Seller Termination Option, (ii) the expiration of the JV Commitment Period or (iii) the occurrence of the Run-Off Commencement Date, the HELOC Bid Commitment Period shall be deemed to have immediately terminated, except to the extent set forth in the definition thereof, and (x) the JV LLC shall in no event have any obligation to cause any Purchaser to submit buying Bids on the Marketplace Application to purchase HELOCs and (y) Figure shall in no event have any obligation to submit asking Bids to sell HELOCs to any Purchaser (except in each case with respect to any Bids that were accepted prior to the termination of the HELOC Bid Commitment Period).
(e)    No Guaranty or Obligation to Contribute Capital. The Parties acknowledge and agree that in no event shall the covenants of the JV LLC in this Side Letter be interpreted to be a guaranty by the JV LLC of any obligation of any Purchaser under this Side Letter or the Figure Connect Documents, other than as set forth in Section 3(f) and Section 3(g) below.
(f)    Termination Fees. Notwithstanding anything to the contrary set forth herein or in any of the Figure Connect Documents, [***] and shall be unconditional, irrespective of the absence of any action to enforce the same, any waiver or consent by Figure with respect to any provisions thereof, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. JV LLC hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Purchaser, any right to require a proceeding first against any Purchaser, and protest or notice with respect to the applicable Servicing Agreement, or the relevant provisions thereof, or the amounts payable by the related Purchaser, and all demands whatsoever. [***] shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment (or interest thereon) by the related Purchaser pursuant to [***] is avoided or must otherwise be restored by Figure or FLC or any affiliate thereof upon the bankruptcy, insolvency or reorganization of such Purchaser (or any entity comprising such Purchaser) or of the JV LLC or otherwise, but only to the extent of such payment.
(g)    Shelf Registration Fees; Class FR Certificates Fee.
(i)    With respect to each Figure Securitization, the JV LLC shall be obligated, upon the mutual agreement of the JV LLC, [***]. The amount of each Shelf Registration Fee and Class FR Certificates Fee shall be mutually agreed to by the JV LLC, Figure and the Investor Member.
(h)    Side Letter Effective Date. The definition of Side Letter Effective Date in the JV LLC Agreement shall be replaced by the definition of Side Letter Effective Date in this Side Letter for all purposes of the JV LLC Agreement.
4.    Financial Covenants.

The Parent shall at all times satisfy the following financial covenants (the “Parent Financial Covenants”):
(a)    Tangible Net Worth. Parent shall maintain an Adjusted Tangible Net Worth in an amount no less than [***] million.
(b)    Leverage. Parent shall maintain a ratio of Total Debt to Adjusted Tangible Net Worth not greater than [***].
(c)    Profitability. As of the last day of any fiscal quarter that Parent has a negative Net Income, [***].
(d)    Liquidity. Parent shall maintain Net Cash of not less than [***] million.
If a breach of the Parent Financial Covenants has occurred and is continuing, each Purchaser shall be permitted to immediately terminate Figure as servicer under the related Servicing Agreement without payment of any termination fee due under such Servicing Agreement or any other Figure Connect Document applicable to such Purchaser.
5.    [Reserved].
6.    Amendments to Figure Connect Documents.
(a)    Amendments to Marketplace SOW. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Marketplace SOW executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Marketplace SOW, of which the full form is attached as Exhibit B hereto.
(b)    Amendments to Marketplace Rules. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Marketplace Rules executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Marketplace Rules, of which the full form is attached as Exhibit C hereto.
(c)    Amendments to Common Marketplace Terms. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Common Marketplace Terms executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Common Marketplace Terms, of which the full form is attached as Exhibit D hereto.
(d)    Amendments to Marketplace Glossary. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Marketplace Glossary executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Marketplace Glossary, of which the full form is attached as Exhibit E hereto.
(e)    Amendments to Master Services Agreement. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Master Services Agreement executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Master Services Agreement, of which the full form is attached as Exhibit F hereto.
(f)    Amendments to Servicing Agreement. The Figure Connect Parties hereby agree that, upon execution by Figure, FLC and a Purchaser, the Servicing Agreement executed by Figure, FLC and such Purchaser shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the conformed Servicing Agreement, of which the full form is attached as Exhibit G hereto.
(g)    Amendments Generally. Except as expressly amended and modified by this Side Letter, all provisions of the Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement and Servicing Agreement entered into by Figure, FLC and a Purchaser shall remain in full force and effect and are, upon entry into such Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement and Servicing Agreement, ratified and confirmed. All references in the Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement or Servicing Agreement entered into by Figure, FLC and a Purchaser to “the Marketplace SOW,” “this Marketplace SOW”, “the Marketplace Rules,” “this Marketplace Rules”, “the Common Marketplace Terms,” “this Common Marketplace Terms”, “the Marketplace Glossary,” “this Marketplace Glossary”, “the Master Services Agreement,” “this Master Services Agreement”, “the Servicing Agreement,” “this Servicing Agreement”, “hereof,” “herein” or words of similar effect, in each case referring to the Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement or Servicing Agreement entered into by Figure, FLC and such Purchaser, as applicable, shall be deemed to be references to the Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement and Servicing Agreement entered into by Figure, FLC and such Purchaser, as applicable, as amended by this Side Letter. Section 5 of this Side Letter shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Marketplace SOW, Marketplace Rules, Common Marketplace Terms, Marketplace Glossary, Master Services Agreement or Servicing Agreement entered into by Figure, FLC and a Purchaser other than as set forth herein.
7.    Miscellaneous.
(a)    Assignments. This Side Letter shall bind the Parties and inure to the benefit of the Parties and their permitted assigns; provided, however, no Party may assign any of its rights and obligations hereunder without the prior written consent of the other Parties hereto (except in the case of an assignment by a Purchaser to another Subsidiary of the JV LLC).
(b)    Entire Agreement; Survival. This Side Letter and the Figure Connect Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof. The provisions of this Side Letter shall survive the termination of the Figure Connect Documents.
(c)    Waiver; Amendment. No amendment, modification, termination, or waiver of any provision of this Side Letter shall in any event be effective unless the same shall be in writing and signed by the party or parties to be bound and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(d)    Severability. If any term or provision of this Side Letter or the application thereof to any party hereto or any circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Side Letter, or the application of such terms or provisions to parties hereto or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Side Letter shall be valid and enforced to the fullest extent permitted by jurisdiction.
(e)    Counterparts. This Side Letter may be executed in two or more counterparts including facsimile or other electronic transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Side Letter or in any other certificate, agreement or document related to this Side Letter shall include images of manually executed signatures transmitted by electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(f)    Headings. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.
(g)    Notices. All notices and other communications hereunder shall be delivered, in the case of a Purchaser, Figure and FLC, in accordance with the provisions of the related Figure Connect Documents or, in the case of the JV LLC, in accordance with Section 14.1 of the JV LLC Agreement.
(h)    Conflicts. In the event of any conflict between the terms, conditions and provisions of this Side Letter and the terms, conditions and provisions of the Figure Connect Documents, the terms, conditions and provisions of this Side Letter shall control.
(i)    Governing Law; Confidentiality. Sections 7 and 11.3 of the Master Services Agreement are incorporated herein mutatis mutandis.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Side Letter to be duly executed by their duly authorized representatives as of the day and year first written above.

FIGURE LENDING LLC

By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Authorized Signatory

FIGURE LENDING CORP.

By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Chief Capital Officer

FIG SIX MORTGAGE LLC

By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Authorized Signatory

Acknowledged and Agreed solely for purposes of Section 3(h):

FIG SSP MEMBER LLC, as Figure Member

By:	/s/ Todd Stevens
Name: Todd Stevens
Title: Authorized Signatory

[***]

[***]

By:	/s/ [***]
Name: [***]
Title: [***]

Exhibit A
[Reserved]

Exhibit B
Amendments to Marketplace SOW
[Attached]

Exhibit C
Amendments to Marketplace Rules
[Attached]

Exhibit D
Amendments to Common Marketplace Terms
[Attached]

Exhibit E
Amendments to Marketplace Glossary
[Attached]

Exhibit F
Amendments to Master Services Agreement
[Attached]

Exhibit G
Amendments to Servicing Agreement
[Attached]

Exhibit H
Form of Joinder Agreement
[Attached]